UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report – February 5, 2015

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2015, Mr. Arun Nayar was elected to the Board of Directors (the “Board”) of Bemis Company, Inc. to a term expiring at the 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) and until his successor is elected and qualified.  Mr. Nayar will stand as a nominee for election to the Board by shareholders at the 2015 Annual Meeting.

Mr. Nayar is Executive Vice President and Chief Financial Officer of Tyco International plc, a fire protection and security company.  Mr. Nayar joined Tyco as Senior Vice President and Treasurer in March 2008 and was also Chief Financial Officer of ADT Worldwide.  From 2010 until September 2012, Mr. Nayar was Senior Vice President, Financial Planning & Analysis, Investor Relations and Treasurer.  Prior to joining Tyco, Mr. Nayar spent six years at PepsiCo, Inc., most recently as Chief Financial Officer of Global Operations, and before that as Vice President and Assistant Treasurer of Capital Markets.

Mr. Nayar will receive the Company’s standard compensation for non-employee directors, which is described in the Company’s proxy statement for its 2014 Annual Meeting of Shareholders, which was filed on March 18, 2014, subject to the following two changes that became effective January 1, 2015: (i) the annual cash compensation will increase from $85,000 to $95,000 and (ii) the annual equity compensation will increase from $90,000 to $105,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Sheri H. Edison
Sheri H. Edison, Vice President,
General Counsel and Secretary

Date	February 11, 2015